News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Launches United Kingdom Operations,

Provides Update on $7.2 Million LIFE Grant in Germany

Newly-Formed MagneGas Limited Enables Additional European Grants

and Direct Revenue Generation in Europe

TAMPA, FL – July 3, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that it has formed MagneGas Limited, based in London, England. The purpose of this new wholly-owned subsidiary will be to directly apply for grants and government-backed financing as a European entity. In addition, MagneGas Limited also enables the Company to begin directly marketing, producing, and selling MagneGas2® in the United Kingdom and European Union. Lastly, the formation of MagneGas Limited permits the Company to begin hiring direct employees that will be responsible for managing grant-funded projects and commercial operations for the Company within the European Union.

In February 2018, MagneGas announced the formation of a joint venture partnership with Infinite Fuels, GmbH (Infinite Fuels), for the purposes of jointly managing a government-backed biofuels project based in northern Germany to convert bio-waste into energy. The grant application process is now complete, and the final stages of government administration are being completed to begin receiving funds. This grant was the largest issued under the LIFE program in Germany under the current funding cycle. As previously announced, the joint venture will also pay annual consulting and exclusivity fees, royalties and equity ownership-derived income to MagneGas.

The €6.0 million ($7.2 million) grant was successfully awarded by the Executive Agency for Small and Medium-sized Enterprises (EASME), a department within the European Commission. The grant application was originally made by Infinite Fuels through an Eco-Innovation funding initiative within the Energy, Environment, and Resources Department of EASME through the LIFE Programme. Additional information regarding the LIFE Programme can be accessed through the link below:

https://ec.europa.eu/easme/en/life-programme

“The launch of MagneGas Limited is the first step for our Company to begin 100% wholly-owned operations in Europe,” commented Ermanno Santilli, Chief Executive Officer of MagneGas Corporation. “We have built a strong team and made significant headway in fully leveraging the European grant and financing landscape over the past six months. With the guidance of our legal and consulting partners in London and Paris, we have taken the critical next step towards commercial operations in Europe. Given the immediate environmental, safety, and cost-savings benefits, our gasification and sterilization technologies are a strong match for immediate European Commission grant opportunities, and we intend to submit up to three separate, multi-million grant proposals for the European Commission to review by the October 2018 deadline.”

“We also see immediate business generation opportunities in Europe. We just spent two weeks meeting with multiple port authorities, including several of the largest ports in Europe. These ports are powerful advocates and have made direct introductions to a number of the largest consumers of metal cutting fuels in their markets. We also met with several very large consumers of metal cutting fuels. We were very successful in demonstrating the environmental, operational, financial and safety benefits of MagneGas2®. We have gained meaningful commercial interest with several of the largest shipyards, refineries, steel fabricators and construction companies.”

“Virtually all of the companies we met with have accepted an invitation to see a MagneGas® demonstration, which will be scheduled in multiple locations across northeastern Europe in late third quarter of 2018. We will also use our newly formed European operations to begin the process of gaining European permits and licensing to sell MagneGas2® within the United Kingdom and European Union. We are very excited by the progress being made.”

“MagneGas Limited will provide highly complementary capabilities to what we are currently working on with Infinite Fuels,” commented Scott Mahoney, Chief Financial Officer of MagneGas Corporation. “Our positive experience with Infinite Fuels, and our ability to partner to be awarded the largest grant approved by EASME in Germany in 2017 is a powerful endorsement for what MagneGas is capable of accomplishing in the European market. We have now identified a multi-million grant that would enable us to fully fund a multiyear agricultural sterilization project based in northeastern Europe.”

“We have also identified a multi-million grant that would fully fund the development of our 4th Generation plasma arc technology. Having the existing track record with Infinite Fuels and the European Commission is expected to enhance our abilities to successfully complete these additional grants efficiently and with a reasonable probability of success. When combined with the meaningful commercial opportunities we are negotiating, we see the European markets as a very promising component of our near term growth expectations.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.